EXHIBIT 5


                        [LETTERHEAD OF BAKER & DANIELS]








March 25, 1999



National City Bancshares, Inc.
227 Main Street
P.O. Box 868
Evansville, Indiana 47705-0868

Ladies and Gentlemen:

   We have examined the corporate records and proceedings of National City Bancshares, Inc., an Indiana corporation (the "Company"), with respect to (a) the organization of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, issuance, form, validity and nonassessability of the shares of the Common Stock, without par value (the "Common Stock"), of the Company being registered for sale by the Selling Shareholders as that term is defined in the Registration Statement on Form S-3 (the "Registration Statement"), being filed by the Company under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Registration Statement.

   Based on such examination, we are of the opinion that:

   1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

   2. The authorized capital stock of the Company consists of 29,000,000 shares of Common Stock and 1,000,000 Preferred Shares, without par value.

   3. The 307,276 outstanding Shares offered by sale by the Selling Shareholders have been duly authorized and are validly issued fully paid and nonassessable. The 5,574 Shares issuable upon exercise of the Option have been duly authorized and will, upon exercise of the Option in accordance with the terms thereof, be validly issued, fully paid and nonassessable.

   We hereby  consent  to  the  filing  of  this  opinion  as  Exhibit 5 to the
Registration Statement and to the references to us in the Proxy Statement/prospectus which is a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                         Yours very truly,

                                         BAKER & DANIELS